EXHIBIT 99.1

CB Financial Services, Inc. and First West Virginia Bancorp, Inc. Receive Stockholder Approval for Pending Merger

CARMICHAELS, Pa. and WHEELING, W.Va., April 12, 2018 (GLOBE NEWSWIRE) -- CB Financial Services, Inc. (“CB”) (NASDAQ:CBFV) and First West Virginia Bancorp, Inc. (“First West Virginia”) (OTCQX:FWVB) announced today that their respective stockholders overwhelmingly approved their pending merger at special stockholders’ meetings held yesterday. Over 99% of the votes cast at each meeting were cast in favor of the transaction.

“We are very grateful to our respective stockholders for their confidence in the future of our combined banks.  We have every reason to believe that our expanded team will seize the future and, through outstanding personal service to our customers, provide growth for our stockholders,” said both Pat O’Brien, President of Community Bank, and Bill Petroplus, CEO of Progressive Bank.

CB and First West Virginia expect to complete the merger on or about April 30, 2018, subject to the satisfaction of certain customary closing conditions.  As previously announced, all requisite regulatory approvals to complete the merger have been received.

About CB Financial Services, Inc.

CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank.  Community Bank operates 16 offices in Greene, Allegheny, Washington, Fayette, and Westmoreland Counties in southwestern Pennsylvania. Community Bank offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance brokerage services through Exchange Underwriters, Inc., its wholly owned subsidiary.

About First West Virginia Bancorp, Inc.

First West Virginia Bancorp, Inc. is the bank holding company for Progressive Bank, N.A., a national association.  Progressive Bank, N.A. operates seven full-service branch offices in Ohio, Brooke, Marshall, Wetzel and Upshur Counties in West Virginia and one full-service branch office in Belmont County, Ohio.  Progressive Bank, N.A. is a community bank that provides a broad range of consumer and commercial banking products and services to individuals, businesses, professionals and governments.

Forward-Looking Statements and Other Disclosures

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of CB and First West Virginia. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “will,” “should,” “project,” “goal,” and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. In addition to factors previously disclosed in CB’s reports filed with the SEC and those identified elsewhere in this press release, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to meet closing conditions to the proposed merger on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the respective businesses of CB and First West Virginia or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of CB products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. CB and First West Virginia undertake no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

The shares of common stock of CB are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Contacts:

CB Financial Services, Inc.
Barron P. McCune, Jr.
Vice Chairman and Chief Executive Officer
(724) 225-2400

CB Financial Services, Inc.
Patrick G. O’Brien
President
(724) 223-8310

First West Virginia Bancorp, Inc.
William G. Petroplus
President and Chief Executive Officer
(304) 277-1100